Exhibit 6


                                POWER OF ATTORNEY

         I hereby constitute and appoint Mohammad Abu-Ghazaleh my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead and on my behalf, in any and all capacities, to sign any Schedule 13D or 13G and any and all amendments thereto and any other document relating thereto, including without limitation any joint filing agreement, and to file on my behalf any such Schedule 13D or 13G required to be filed pursuant to the United States Securities Exchange Act of 1934, as amended, amendment thereto and other document relating thereto and any exhibit thereto with the United States Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent, full power and authority to do and perform any and all acts and things requisite as fully to all intents and purposes as I might or could do in person and/or as a director, as the case may be, of IAT Group, Inc., hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof, and this power of attorney shall be irrevocable until July 29, 2008.

         IN WITNESS WHEREOF, the parties hereto have executed this Power of Attorney.

                                      /s/ Sumaya Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Sumaya Abu-Ghazaleh


                                      /s/ Oussama Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Oussama Abu-Ghazaleh


                                      /s/ Maher Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Maher Abu-Ghazaleh


                                      /s/ Amir Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Amir Abu-Ghazaleh


                                      /s/ Fatima Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Fatima Abu-Ghazaleh


                                      /s/ Nariman Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Nariman Abu-Ghazaleh

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         IN WITNESS WHEREOF, the parties hereto have executed this Power of
Attorney.



                                      /s/ Maha Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Maha Abu-Ghazaleh


                                      /s/ Wafa Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Wafa Abu-Ghazaleh


                                      /s/ Hanan Abu-Ghazaleh
                July 29, 2003         ----------------------------------------
                                      Hanan Abu-Ghazaleh